UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2010

Hawk Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216 861-3553

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2010, Hawk Corporation ("Hawk") entered into a Supplemental Indenture (the "Supplemental Indenture") with HSBC Bank USA, National Association, as trustee, and the guarantors named therein in conjunction with Hawk’s previously announced solicitation of consents from holders of $75.7 million of the outstanding principal amount of its 8-3/4% Senior Notes due 2014 (the "Notes") to amend the indenture governing the Notes. The Supplemental Indenture allows Hawk to repurchase up to $20,000,000 of its outstanding common stock. As of the consent date, which was February 22, 2010 at 5:00 p.m., New York City time, Hawk received valid and unrevoked consents representing $75,585,000, or approximately 99.8%, of the Notes to approve the Supplemental Indenture.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full and complete terms of the Supplemental Indenture, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure under Item 1.01 of this report is also responsive to Item 3.03 of this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on February 18, 2010, the compensation committee of the board of directors of Hawk (the "Committee") established the corporate performance goal that will be used to determine the amounts that may be paid as incentive compensation awards for 2010 under the Annual Incentive Compensation Plan (the "Plan"). The Plan was approved by Hawk’s stockholders at the 2009 annual meeting which was held on May 19, 2009. For 2010, the Plan participants consist of Hawk’s four executive officers. At the Committee’s meeting, the Committee established the individual performance goals for each participant for 2010. The Committee will have the discretion to reduce or eliminate (but not increase) any award amount based on an assessment of the participant’s performance against the individual goals established for that participant. For 2010, the corporate performance goal is based on Hawk’s 2010 EBITDA (earnings before interest, taxes, depreciation and amortization and before consideration of all incentive compensation expense). When paid in 2011, the actual award paid to each participant can proportionately increase or decrease from the target EBITDA based on Hawk’s actual EBITDA for 2010. Under the terms of the Plan, no participant can be assigned an incentive award greater than $4,000,000 for any plan year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Supplemental Indenture, dated as of February 23, 2010, among Hawk Corporation, the guarantors named therein, and HSBC Bank USA, National Association, as trustee

99.1 Press Release dated February 23, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawk Corporation

February 24, 2010	By:	Thomas A. Gilbride

Name: Thomas A. Gilbride
Title: Vice President - Finance and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Supplemental Indenture
99.1	Press Release dated February 23, 2010